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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the

                         Securities Exchange Act of 1934



                     Date of Report (Date of earliest event
                            reported): April 23, 2003



                           CDRJ INVESTMENTS (LUX) S.A.
             (Exact name of registrant as specified in its charter)



          Luxembourg                     333-62989             98-0185444
-------------------------------   ----------------------   -------------------
(State or other jurisdiction of   Commission File Number   (I.R.S. Employer
Incorporation or organization)                             Identification No.)



                               174 Route de Longwy
                                L-1941 Luxembourg
                                   Luxembourg
                    (Address of principal executive offices)
                                   (Zip Code)


                                  (352) 226027
              (Registrant's telephone number, including area code)



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1     Press Release dated April 23, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

         CDRJ Investments (Lux) S.A. and subsidiaries, doing business as Jafra Cosmetics International ("Jafra"), a direct seller of personal care products, today announced a $275 million recapitalization. The transaction is expected to include the issuance by Jafra Cosmetics International, Inc. ("Jafra US") and its Mexican affiliate, Distribuidora Comercial Jafra, S.A. de C.V. ("Jafra Distribution (Mexico)"), of an expected $175 million in unsecured interest-bearing senior subordinated notes due 2011 and the closing of new credit facilities for Jafra US and Jafra Distribution (Mexico), including a $60 million senior secured term debt facility and a $40 million senior secured term revolving debt facility.

         Proceeds from the recapitalization will be used principally to repay all outstanding amounts under the current credit facility of Jafra US and Jafra Cosmetics International, S.A. de C.V.'s ("Jafra Mexico"), redeem the existing 11 3/4% Senior Subordinated Notes due 2008 of Jafra US and Jafra Mexico and make a distribution to the registrant's equity holders, including Clayton, Dubilier & Rice Fund V, which owns approximately 84% of the registrant's outstanding shares on a fully diluted basis.

         The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

         CAUTIONARY NOTE: The statements herein that relate to future plans, events or performances are forward-looking statements that involve risks and uncertainties. There can be no assurance that the recapitalization will be consummated. The registrant undertakes no obligation to update any such forward-looking statements.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CDRJ INVESTMENTS (LUX) S.A.
                                          (Registrant)



Date:  April 23, 2003                     By:    /s/  Michael A. DiGregorio
                                                 -------------------------------
                                          Name:  Michael A. DiGregorio
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


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